CAPRIUS, INC.
                                One Parker Plaza
                               Fort Lee, NJ 07024

                                January 14, 2000
Jack Nelson
281 East Linden Avenue
Englewood, NJ 07631

Dear Jack:

         This letter sets forth the agreement between you and Caprius, Inc. (the "Company") regarding the conversion of the $258,500 severance amount due to you under Section 7 of the termination and severance agreement, dated as of June 28, 1999, between you and the Company (the "Termination Agreement") to a Note and a Security Agreement in the form attached hereto as Exhibits A and B, respectively. Except for the change in the timing of the severance payment, the Termination Agreement shall remain in full force and effect.

         In consideration of this Agreement, except as may be required by subpoena or by applicable law or government (including self-regulatory organization) regulations, you acknowledge that the Company's business reputation is essential to it and therefore you agree not to make any disparaging or negative statements or remarks about the Company or any of its officers, directors, employees or other personnel. Similarly, except as may be required by subpoena or by applicable law or government (including self-regulatory organization) regulations, the Company will not authorize any of its officers, directors or employees to make any disparaging or negative statements or remarks regarding your tenure with the Company and your termination as an executive officer of the Company.

         This letter sets forth the entire agreement between the parties hereto as to the matters herein, superseding all prior agreements (written or oral), and cannot be amended, modified or terminated except by an agreement executed by the parties hereto.

         If the foregoing terms meet your approval, please acknowledge your agreement by executing and returning a duplicate original of this letter.

                                              CAPRIUS, INC.



                                              By: /s/ George Aaron
                                                 -------------------------------
                                                 George Aaron, President


AGREED:   /s/ Jack Nelson
         -------------------
              Jack Nelson